                                                                                      Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 23, 2011 relating to the financial statements which appear in the Annual Report of the USEC Savings Program on Form 11-K for the years ended December 31, 2010 and 2009.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
June 8, 2012